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                                                                    EXHIBIT 23.9


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We hereby consent to the use of our name under the heading "Business of Domain -- Oil and Natural Gas Reserves" in the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Lomak Petroleum, Inc., to which this consent is an exhibit. We also consent to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus included in the Registration Statement.



                                           NETHERLAND, SEWELL & ASSOCIATES, INC.


                                           By: /s/ DANNY D. SIMMONS
                                               ---------------------------------
                                               Danny D. Simmons
                                               Senior Vice President

Houston, Texas
June 22, 1998